UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2007

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2007, Marathon Oil Corporation ("Marathon") entered into an Arrangement Agreement (the "Agreement"), by and among Marathon, 1339971 Alberta Ltd., Western Oil Sands Inc. ("Western") and WesternZagros Resources Inc. ("WesternZagros"), pursuant to which Marathon agreed to acquire Western. Under the terms of the Agreement, Western shareholders will receive cash of approximately $3.8 billion Canadian dollars ("CDN") and 34.3 million Marathon common shares or securities exchangeable for Marathon common shares. Marathon will also assume Western’s debt at closing. Marathon’s Board of Directors and Western’s Board of Directors have approved the Agreement.

Pursuant to the terms of the Agreement, Western shareholders who are residents of Canada for tax purposes will have the option to elect cash, Marathon common stock, exchangeable shares, or a combination thereof. Western shareholders who are not residents of Canada for tax purposes will have the option to elect cash or Marathon common stock, or a combination thereof. Cash dividends will not be paid on the exchangeable shares. Holders of exchangeable shares will have the right to receive additional Marathon common stock to account for the cash dividends declared on Marathon common stock on an economically equivalent basis and the option to exchange their shares for Marathon common stock. The exchangeable shares are subject to redemption by Marathon four years after closing and in certain other limited circumstances.

The Agreement requires Western to spin off WesternZagros, its wholly owned-subsidiary, prior to closing. The Agreement also contains non-solicitation and termination provisions and provides for Western to pay Marathon a termination fee of CDN$200 million under certain circumstances.

The completion of the acquisition is subject to a number of conditions, including, among other things, (1) the approval of the acquisition by Western shareholders and (2) applicable regulatory and court approvals.

The Agreement is filed pursuant to Item 9.01 as Exhibit 10.1 hereto . The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

August 3, 2007	By:	Michael K. Stewart

Name: Michael K. Stewart
Title: Vice President, Accounting and Controller

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Exhibit Index

Exhibit No.	Description

10.1	Arrangement Agreement, dated as of July 30, 2007, among Marathon Oil Corporation, 1339971 Alberta Ltd., Western Oil Sands Inc. and WesternZagros Resources Inc.